UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2022

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive offices)
96813
(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2022, the Boards of Directors of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (the “Bank”) approved the appointment of Arnold Martines, 58, as President and Chief Executive Officer of the Company and the Bank effective January 1, 2023. In addition, Mr. Martines will be joining the Boards of Directors of both the Company and the Bank as of the same date. In connection with his appointment to the Boards of the Company and the Bank, the Boards were expanded to twelve members each.

Mr. Martines was appointed President and Chief Operating Officer of the Company and the Bank, effective January 1, 2022. Mr. Martines joined the Bank originally in 2004 and has held various positions with the Company and the Bank since that date, including serving as Executive Vice President and Chief Banking Officer since June 1, 2020, Group Executive Vice President, Revenue from May 2019 to May 2020, and Executive Vice President, Commercial Markets, from September 2016 to April 2019. Mr. Martines serves on the following Boards of Directors: Aloha Council - Boy Scouts of America (former chair); Child & Family Service (former chair); and YMCA of Honolulu. Mr. Martines also serves as a Trustee of Saint Louis School.

In connection with Mr. Martines’ elevation to Chief Executive Officer, Mr. Martines base salary with the Company and the Bank will be $635,000 annually. He will be eligible for annual incentive compensation with a target payment of 100% of his base salary and a maximum payment of 200% of his base salary. Mr. Martines also will be eligible to receive long-term incentive stock awards each year having a target value of 100% of his base salary at time of grant. Mr. Martines will be eligible to participate in employee benefit plans and programs available generally to employees of the Company and Bank.

As previously disclosed, Mr. Martines’ wife, Thuy Nguyen-Martines, has been employed by the Bank since 2003 and currently holds the position of Senior Vice President and Director of Private Banking, a non-executive officer position. In 2021, Ms. Nguyen-Martines’ total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $201,000. Ms. Nguyen-Martines participates in the Company’s general benefit plans available to all similarly situated employees. Her compensation is commensurate with that of her peers and Mr. Martines does not have input into Ms. Nguyen-Martines’ compensation. Ms. Thuy Nguyen-Martines will be retiring from the Bank on March 31, 2023.

Concurrent with Mr. Martines’ promotion effective January 1, 2023, (i) Mr. Paul Yonamine will be leaving his executive position as Chairman and Chief Executive Officer of the Company and Executive Chairman of the Bank but will remain on the Boards of Directors of the Company and the Bank as Chairman Emeritus and (ii) Ms. A. Catherine Ngo will be leaving her executive position as Executive Vice Chair of the Company and the Bank but will remain on the Boards of Directors of the Company and the Bank as the new Chair. In addition, Ms. Ngo will remain President of the CPB Foundation.

In connection with Mr. Yonamine’s transition, Mr. Yonamine’s compensation for leading the Bank’s Japan and Digital strategies in addition to serving in various board capacities with the Company and the Bank will be $450,000 annually for one year commencing January 1, 2023. The foregoing arrangement will be reviewed in the fourth quarter of 2023 and may continue for another year thereafter (from January 1, 2024 through December 31, 2024) as is or modified, subject, however, to the Company’s and the Bank’s Boards of Directors’ approval. Mr. Yonamine will remain an employee during the term of the foregoing arrangement and be entitled to participate in employee benefit plans and programs available generally to employees of the Company and Bank but will not be a participant in any annual incentive compensation plans of the Company or the Bank. Mr. Yonamine will continue to vest in the stock and other equity awards he previously received in accordance with the terms and conditions of such awards but will not receive any further stock or equity awards under the foregoing arrangement.

In connection with Ms. Ngo’s transition, Mr. Ngo’s compensation for serving as Chair of the Boards of Directors of the Company and the Bank and serving on such other Board committees as mutually agreed to will be $250,000 annually for one year commencing January 1, 2023. The foregoing arrangement will be reviewed in the fourth quarter of 2023 and may continue for another year thereafter (from January 1, 2024 through December 31, 2024) as is or modified, subject, however, to Company’s and the Bank’s Boards of Directors’ approval. Ms. Ngo will remain an employee during the term of the foregoing arrangement and be entitled to participate in employee benefit plans and programs available generally to employees of the Company and Bank but will not be a participant in any annual incentive compensation plans of the Company or the Bank. Ms. Ngo will continue to vest in the stock and other equity awards she previously received in accordance with the terms and conditions of such awards but will not receive any further stock or equity awards under the foregoing arrangement.

Neither Mr. Yonamine or Ms. Ngo will receive any additional compensation for serving as directors of the Company or the Bank.

Mr. David Morimoto, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, will effective January 1, 2023, receive a base salary of $490,000. He will be eligible for annual incentive compensation with a target payment of 75% of his base salary and a maximum payment of 150% of his base salary. Mr. Morimoto also will be eligible to receive long-term incentive stock awards each year having a target value of 75% of his base salary at time of grant.

A press release announcing the foregoing executive and Board changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits
99.1	Press release dated October 20, 2022
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: October 26, 2022	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary